EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

SUBSIDIARY NAME	INCORPORATION	DATE
Spectrum Pharmaceuticals GmbH	Switzerland	04/26/97
NeoJB LLC	Delaware	4/3/02